Exhibit 99

AGREEMENT RELATING TO FILING OF

JOINT STATEMENT PURSUANT TO

RULE 13d-1(k) UNDER

THE SECURITIES EXCHANGE ACT OF 1934

The Undersigned agree that this Amendment No. 17 to the Statement of Schedule 13G to which this Agreement is attached is filed on behalf of each of them.

Date: February 8, 2019	By:	/s/ Michael L. Middleton
Michael L. Middleton

	By:	/s/ Sara Middleton
Sara Middleton